Exhibit 10.38

                       CAREADVANTAGE HEALTH SYSTEMS, INC.

              CONFIDENTIALITY, INVENTION AND NON-COMPETE AGREEMENT

      I, Elaine del Rossi, as partial consideration for my employment by CareAdvantage Health Systems, Inc. or its subsidiaries and affiliates (including without limitation CareAdvantage, Inc. and Contemporary HealthCare Management, Inc.) or successors in business (hereinafter individually and collectively the "Company"), and for the compensation to be paid to me during the continuance of such employment, enter into this Confidentiality, Invention and Non-Compete Agreement (hereinafter "Agreement") as follows:

                   1. Non-Interference With Third-Party Rights

      1.1 I understand that my employment with the Company is based on (a) my representation that I am free to undertake employment with the Company and the duties and obligations imposed under this Agreement without breach of any other agreement (whether written or oral) or duty to another party, and (b) my acknowledgment that the Company is entitled to the benefit of my work. I further understand that the Company has no interest in using any person's patents, copyrights, trade secrets or trademarks in an unlawful manner. As such, I shall not misapply proprietary rights that the Company has no rights to use.

          2. Confidentiality of Trade Secrets and Business Information

      2.1 I acknowledge that during the course of my employment, I may develop and obtain access to trade secrets and confidential business information of the Company. Under the law a "trade secret" is a type of intangible property, and its theft is a crime in most states. A trade secret generally consists of valuable, secret information or ideas that the Company collects or uses in order to keep its competitive edge. Examples of trade secrets are system designs, computer programs and software, proprietary clinical protocols, operating processes, and any other proprietary technology. "Confidential business information," which the Company also treats as proprietary, consists of all other competitively sensitive information kept in confidence by the Company. Examples of confidential business information are selling and pricing information and procedures, business and marketing plans, and internal financial statements.

      2.2 I agree to not use or disclose any trade secrets to which I am exposed or have access to in the course of my employment with the Company, whether such trade secrets belong to the Company (including trade secrets embodied or contained in any Employee Developments as defined in Section 4.1) or to third parties, during my employment and for so long afterward as the pertinent information or data remain trade secrets, whether or not the trade secrets are in written or tangible form, except as required and authorized during the performance of my duties. I further agree to not use or disclose any confidential business information to which I am exposed or have access to in the course of my employment with the Company, whether such information belongs to the Company (including confidential business information embodied or contained in any Employee Developments as defined in Section 4.1) or to third parties, during my employment and for so long afterward as the pertinent information or data remain confidential business information, whether or not the confidential business information is in written or tangible form, except as required and authorized during the performance of my duties.

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                          3. Return of Company Property

      3.1 At the request of the Company, and in any event, at the time of termination of my employment, I will return all records, materials and other physical objects that pertain to the Company's business or to my employment, including but not limited to all memoranda, notes, records, drawings, manuals, documents, papers, computer software and passwords or other identification materials (including all copies thereof). The foregoing obligation applies to all materials relating to the affairs of the Company or to any of its customers, clients, vendors or agents which may be in may possession or control. I will also leave the Company all materials involving any trade secrets or confidential business information of the Company.

                      4. Ownership of Employee Developments

      4.1 The Company shall be entitled to own and to control all care management, medical, technological, operating, and training ideas, processes and materials that are developed or conceived by me, solely or jointly with others, at any time during my employment to the extent that they relate to the Company's then present business or interest (collectively known as "Employee Developments"). Accordingly, I will promptly disclose and make available to the Company all work papers, models or other tangible embodiments of such Employee Developments. Further, I will deliver and assign to the Company all copyrights, inventions, discoveries, improvements and trade secrets (whether or not patentable), including all interests in computer programs, arising in connection with my employment, and I will take whatever steps may be needed to give the Company the full and exclusive benefit of them. To the fullest extent permitted by applicable law, all such inventions and developments shall be considered work made for hire under applicable law, and I shall assign to the Company all other rights that I may have in any such inventions and developments.

                               5. Non-Competition

      5.1 I agree that during the period commencing on the date hereof to and including the anniversary of the date on which I cease to be employed by the Company (the "Non-Competition Period"), I and any entity in which I may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, consultant, lender of money or guarantor shall not engage directly or indirectly in utilization review of inpatient or outpatient care, managed care services, or disease management services (collectively, "Care Management Business") in any state (including the District of Columbia) in which the Company (including its subsidiaries and affiliates) conducts a Care Management Business; provided, however, that the foregoing shall not be deemed to prevent me from (a) investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than 1% of the voting stock of any company's securities, or (b) making passive investments in which I do not participate in management; and provided further, however, that the foregoing shall not be deemed to prevent me from treating patients in the practice of medicine. I further agree that during the Non-Competition Period, I shall not seek or accept employment, an affiliation, a consultancy or any other arrangement with any entity with which Company, at the time of the termination of my employment, has or is negotiating a business relationship.

      5.2 I acknowledge that I have been employed for my special talents and that my leaving the employ of the Company would seriously hamper the business of the Company. I further acknowledge that my training, experience and technical skills are of such breadth that they can be employed to advantage in areas other than the Managed Care Business during the Non-Competition Period, and consequently the foregoing obligations will not unreasonably impair my ability to engage in business activity after the termination of my employment.


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      5.3 I agree that I will not, during the  Non-Competition  Period,  hire or offer to hire or entice away or in any other manner persuade or attempt to persuade, either in my individual capacity or as agent for another, any of Company's officers, employees, or agents to discontinue their relationship with the Company. I further agree that I will not, during the Non-Competition Period, contract, solicit or divert or attempt to contact or divert from the Company any business whatsoever by influencing or attempting to influence any customer or account of the Company at the time of termination of my employment.

                             Section 6. Other Terms

      6.1 This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its subsidiaries and affiliates, together with their successors and assigns, and me, together with my executor, administrator, personal representative, heirs and legatees.

      6.2 This Agreement merges with and supersedes all prior and contemporaneous agreements and understandings (except the Employment Agreement between the parties executed contemporaneously herewith), whether written or oral, express or implied, to the extent they contradict or conflict with the provisions hereof.

      6.3 If any term of this Agreement is found to be unlawful or unenforceable in any respect, the courts shall enforce such term, in whole or in part, and all other terms of this Agreement to the fullest extent possible.

      6.4 Irreparable harm should be presumed if this Agreement is breached in any way. Damages would be impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition of employment with the Company. Furthermore, this Agreement is intended to protect the proprietary rights of the Company in important ways, and even the threat of any misuse of any proprietary information disclosed to or developed by me under this Agreement would be extremely harmful because of the importance and value of such material. In light of these considerations, I agree that a court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the Company's request, and the Company is released from the requirement to post any bond in connection with a grant of a temporary or interlocutory relief, to the extent permitted by law.

      6.5 My obligations under this Agreement shall remain unaffected by the termination of my employment with the Company.

      6.7 This Agreement shall be governed by and enforced in accordance with the laws of the State of New Jersey.

CAREADVANTAGE HEALTH SYSTEMS, INC.            ELAINE DEL ROSSI

By: _______________________________           __________________________________